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                                                                    Exhibit 99.1

                                      NEWS

[ONEOK LOGO]                                                  [NORTHERN BORDER
                                                            PARTNERS, L.P. LOGO]
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ANALYST CONTACT: DAN HARRISON                    ANALYST CONTACT: ELLEN KONSDORF
918-588-7950                                     877-208-7318
MEDIA CONTACT: MEGAN WASHBOURNE                  MEDIA CONTACT: BETH JENSEN
918-588-7572                                     402-492-3400


              ONEOK AFFILIATE ANNOUNCES JOINT VENTURE WITH WILLIAMS TO BUILD ROCKY MOUNTAIN NATURAL GAS LIQUIDS PIPELINE

         TULSA, Okla. -- May 3, 2006 - An affiliate of ONEOK, Inc. (NYSE: OKE), Northern Border Partners, L.P. (NYSE:NBP), announced today that one of its subsidiaries has entered into an agreement with a subsidiary of Williams (NYSE:
WMB) to form a joint venture called Overland Pass Pipeline Company, LLC.

         The joint-venture company will build a 750-mile natural gas liquids
(NGL) pipeline from Opal, Wyo., in the southwestern part of the state, to the mid-continent natural gas liquids market center in Conway, Kan., one of the nation's primary NGL distribution and storage hubs. The pipeline will be designed to transport 110,000 barrels per day of natural gas liquids. Additional pump facilities would increase the capacity to 150,000 barrels per day.

         Initially, Northern Border Partners will own 99 percent of the joint venture and Williams will own the remaining 1 percent, with Williams having the option to increase its ownership to 50 percent and become operator within two years of the pipeline becoming operational. Northern Border Partners will manage the construction project and be operator of the pipeline.

         Construction of the 14- and 16-inch pipeline is expected to begin in the summer of 2007, with start-up scheduled for early 2008. The pipeline project is estimated to cost approximately $450 million. In addition, Northern Border Partners plans to invest approximately $160 million to expand its existing fractionation capabilities and the capacity of its natural gas liquids distribution pipelines. Financing for both projects may include a combination of short- or long-term debt or equity.

         "The pipeline will link the high-growth NGL production area in the Rocky Mountain region to fractionation facilities at Bushton and Conway," said John W. Gibson, Northern Border Partners president and chief operating officer. "The existing infrastructure serving the region is reaching capacity, which makes construction of a new, more energy-efficient pipeline necessary to meet the growing demand for NGL transportation and fractionation."
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ONEOK AFFILIATE ANNOUNCES JOINT VENTURE WITH WILLIAMS
TO BUILD ROCKY MOUNTAIN NATURAL GAS LIQUIDS PIPELINE

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         As part of a long-term agreement, Williams will dedicate its NGL production from two of its gas processing plants in Wyoming to the joint-venture company. Subsidiaries of Northern Border Partners will provide downstream fractionation and transportation services. An expansion already is underway at one of Williams' Wyoming plants.

         "Dedication of the Williams production and the potential to add barrels from other NGL producers in the Rocky Mountain region make this an attractive investment," Gibson added. "The Overland Pass Pipeline provides Rocky Mountain NGL producers with a viable and economical alternative to deliver NGLs to market. It will also increase the fee-based revenues of Northern Border Partners' natural gas liquids and pipelines and storage segments." Total annual operating income from the project is expected to be $63 million, with annual depreciation cost of $20 million.

         Natural gas liquids are produced by processing raw natural gas gathered from gas producers at the well head. Once produced, the liquids must be transported to fractionators where they are separated into purity products, such as ethane, propane, butane and natural gasoline, which are used in the petrochemical, petroleum refining and agricultural industries.

         The proposed pipeline route will traverse 23 counties in three states: five each in Wyoming and Colorado, and 13 in Kansas. Because the pipeline route spans from higher to lower elevations, the pipeline will require fewer pump stations to move the NGLs, thereby minimizing operating costs. The pipeline will be designed, constructed and operated using proven technology, advanced pipeline control systems and continuous safety monitoring.

         The project requires the approval of various state and federal regulatory agencies and governments.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.7 percent of Northern Border Partners, L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the mid-continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

Northern Border Partners, L.P. is a publicly traded partnership whose purpose is to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas gathering, processing, storage, interstate and intrastate natural gas pipeline assets and one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the mid-continent with key market centers. More information can be found at www.northernborderpartners.com.

Additional information on the Overland Pass Pipeline venture can be found at www.overlandpass.com.

Some of the statements contained and incorporated in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to:

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ONEOK AFFILIATE ANNOUNCES JOINT VENTURE WITH WILLIAMS
TO BUILD ROCKY MOUNTAIN NATURAL GAS LIQUIDS PIPELINE

PAGE 3

anticipated financial performance; management's plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this Report on Form 10-Q identified by words such as "anticipate," "estimate," "expect," "forecast," "intend," "believe," "projection" or "goal."

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

     o actions by rating agencies concerning the credit ratings of ONEOK and Northern Border Partners;
     o the effects of weather and other natural phenomena on our operations, including energy sales and prices and demand for pipeline capacity;
     o competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;
     o    the capital intensive nature of our businesses;
     o    the profitability of assets or businesses acquired by us;
     o risks of marketing, trading and hedging activities as a result of changes in energy prices or the financial condition of our counterparties;
     o economic climate and growth in the geographic areas in which we do business;
     o the uncertainty of estimates, including accruals and costs of environmental remediation;
     o the timing and extent of changes in commodity prices for natural gas, NGLs, electricity and crude oil;
     o the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;
     o the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
     o the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
     o the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
     o the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;
     o risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
     o the results of administrative proceedings and litigation, regulatory actions and receipt of expected regulatory clearances involving the OCC, KCC, Texas regulatory authorities or any other local, state or federal regulatory body, including the FERC;
     o our ability to access capital at competitive rates or on terms acceptable to us;
     o the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;
     o risks associated with adequate supply to our gathering and processing, fractionation and pipeline facilities, including production declines which outpace new drilling;
     o the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
     o    the impact of the outcome of pending and future litigation;
     o the possible loss of franchises or other adverse effects caused by the actions of municipalities;
     o    the impact of unsold pipeline capacity being greater or less than expected;
     o the ability to market pipeline capacity on favorable terms, which is affected by:

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ONEOK AFFILIATE ANNOUNCES JOINT VENTURE WITH WILLIAMS
TO BUILD ROCKY MOUNTAIN NATURAL GAS LIQUIDS PIPELINE

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          -  future demand for and prices of natural gas;
          - competitive conditions in the overall natural gas and electricity markets;
          -  availability of supplies of Canadian and United States natural gas;
          - availability of additional storage capacity and weather conditions; and
          - competitive developments by Canadian and U.S. natural gas transmission peers;
     o orders by the FERC which are significantly different than our assumptions related to Northern Border Pipeline's November 2005 rate case;
     o    performance of contractual obligations by the customers and shippers;
     o the ability to recover operating costs, costs of property, plant and equipment and regulatory assets in our FERC regulated rates;
     o timely receipt of required regulatory clearances for construction and operation of the Midwestern Gas Transmission Eastern Extension Project;
     o our ability to acquire all necessary rights-of-way and obtain agreements for interconnects in a timely manner;
     o our ability to promptly obtain all necessary materials and supplies required for construction;
     o the composition and quality of the natural gas we gather and process in our plants;
     o the efficiency of our plants in processing natural gas and extracting natural gas liquids;
     o renewal of our coal slurry pipeline transportation contract under reasonable terms and our success in completing the necessary rebuilding of the coal slurry pipeline;
     o    the impact of potential impairment charges;
     o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;
     o    the ability to control operating costs;
     o the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
     o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers' or shippers' facilities; and
     o the other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

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